Exhibit 99.1

NEOTHETICS, INC.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF NEOTHETICS, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Proxy Statement dated December 11, 2017, in connection with the Special Meeting of Stockholders of Neothetics, Inc. to be held at 8:00 a.m., PDT, on Friday, January 5, 2018 at DLA Piper LLP (US), located at 4365 Executive Drive, Suite 1100, San Diego, California 92121, and hereby appoints Susan A. Knudson, (with full power to act alone), the attorneys and proxies of the undersigned, with the power of substitution, to appear for and vote all shares of the Common Stock of Neothetics, Inc. registered in the name provided herein which the undersigned is entitled to vote, at the Special Meeting of Stockholders, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as indicated below hereof on the proposals set forth in said Proxy.

SEE BELOW FOR ALL PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes. Please mark, date and return this card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET.

☒ Please mark votes as in this example.

The Board of Directors of Neothetics, Inc. recommends a vote FOR Proposals 1 through 7.

1.	To consider and vote upon a proposal to approve the merger agreement, the merger and the issuance of Neothetics common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among Neothetics, Nobelli Merger Sub, Inc. and Evofem Biosciences, Inc., a copy of which is attached as Annex A to the accompanying proxy statement/prospectus/information statement.

☐    FOR                                                     ☐    AGAINST                                                       ☐    ABSTAIN

2.	To approve the certificate of amendment to the amended and restated certificate of incorporation of Neothetics to effect a reverse stock split of Neothetics common stock in accordance with a ratio to be determined by mutual agreement of Neothetics and Evofem, and approved by the Neothetics board of directors, within a range of one share of Neothetics common stock for every 6 to 10 shares of Neothetics common stock (or any number in between) in the form attached as Annex D to the accompanying proxy statement/prospectus/information statement.

☐    FOR                                                     ☐    AGAINST                                                       ☐    ABSTAIN

3.	To approve the certificate of amendment to the amended and restated certificate of incorporation of Neothetics to change the name “Neothetics, Inc.” to “Evofem Biosciences, Inc.” in the form attached as Annex D to the accompanying proxy statement/prospectus/information statement.

☐    FOR                                                     ☐    AGAINST                                                       ☐    ABSTAIN

4.	To approve the certificate of amendment to the amended and restated certificate of incorporation of Neothetics to elect for Neothetics not to be governed by or subject to Section 203 of the Delaware General Corporation Law in the form attached as Annex D to the accompanying proxy statement/prospectus/information statement.

☐    FOR                                                     ☐    AGAINST                                                       ☐    ABSTAIN

5.	To approve the issuance of shares of Neothetics common stock in the Financing pursuant to the Securities Purchase Agreement, a copy of which is attached as Annex E to the accompanying proxy statement/prospectus/information statement.

☐    FOR                                                     ☐    AGAINST                                                       ☐    ABSTAIN

6.	To consider and vote upon a proposal to approve, on a non-binding advisory vote basis, compensation that will or may become payable by Neothetics to its named executive officers in connection with the merger.

☐    FOR                                                     ☐    AGAINST                                                       ☐    ABSTAIN

7.	To consider and vote upon an adjournment of the Neothetics special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Neothetics Proposal Nos. 1, 2, 3, 4, 5 and 6.

☐    FOR                                                     ☐    AGAINST                                                       ☐    ABSTAIN

PROXY CARD CONTINUED ON REVERSE

As of the time of preparation of the Proxy Statement and this Proxy, neither the Board nor management intends to bring before the meeting any business other than the maters referred to in the Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the proxies will vote on such maters according to their discretion and best judgment.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6, and 7. This Proxy may be revoked by the undersigned at any time prior to the time it is voted by any of the means described in the accompanying Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Date:

Signature

Signature if held jointly

NOTE: Please insert date and sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or officer or other authorized person on behalf of a corporation or other entity, or in another representative capacity, please give full title as such under signature(s).

Voting Instructions

You may vote your proxy in the following ways:

Via Internet:

Login to www.pstvote.com/neotheticsspecial2017

Enter your control number (12 digit number located below)

Via Mail:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Time, on January 4, 2018.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.